Exhibit 1.1

EXECUTION VERSION

Equinix, Inc.

2,604,167 Shares

Common Stock ($0.001 per share par value)

plus an option to purchase from the Company

up to 390,625 shares of Common Stock

Underwriting Agreement

New York, New York

November 18, 2015

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

Barclays Capital Inc.

TD Securities (USA) LLC

ING Financial Markets LLC

Mitsubishi UFJ Securities (USA), Inc.

HSBC Securities (USA) Inc.

Evercore Group L.L.C.

BTIG, LLC

c/o J.P. Morgan Securities LLC and

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

as Representatives of the several underwriters named in Schedule II hereto

Ladies and Gentlemen:

Equinix, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“you” or the “Representatives”) are acting as representatives, the number of shares of common stock, $0.001 par value (“Common Stock”), of the Company set forth on Schedule I hereto (the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase the number of additional shares of Common Stock as set forth on Schedule II hereto (the “Option Securities” and, together with the Underwritten Securities, the “Securities”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as

the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

The Company currently intends to offer and sell $1,000,000,000 aggregate principal amount of its senior notes (the “Debt Offering”), pursuant to the terms of a separate underwriting agreement, after the date hereof. The offering, issuance and sale of the Securities by the Company pursuant to the terms of this Agreement (the “Offering”) is not contingent on the completion of the Debt Offering. Neither the Offering nor the Debt Offering is contingent on the consummation of the acquisition by the Company of Telecity Group plc, a public limited company organized under the laws of England and Wales (“Telecity”, and together with the subsidiaries of Telecity, the “Telecity Parties”), pursuant to the Company’s recommended cash and share offer for the entire issued and to be issued share capital of Telecity; provided, however, that the Company may be required to repurchase all or part of the securities to be issued in the Debt Offering in the event that the acquisition by the Company of Telecity is not consummated by December 31, 2016 or, if earlier, in the event that the Cooperation Agreement, dated as of May 29, 2015, by and between the Company and Telecity is terminated.

1. Representations and Warranties. The Company represents and warrants (it being understood that all representations and warranties of the Company with respect to any Telecity Party, whether or not expressly qualified by “knowledge” or words of similar meaning, are made solely to the knowledge of the representatives of the Company, without further inquiry) to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus and/or preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and the Preliminary Prospectus used most recently prior to the Execution Time) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules thereunder; on each Effective Date, at the Execution Time and at the Closing Date and any settlement date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, as of the Execution Time and at the Closing Date, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible

Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) The Company has been duly incorporated and is an existing corporation in good standing under the laws of State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or in good standing in such other jurisdictions would not have a Company Material Adverse Effect. As used herein, “Company Material Adverse Effect” means a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, and, where applicable, the Telecity Parties, together with the Company and its subsidiaries, taken as a whole.

(h) Equinix LLC; Equinix (US) Enterprises, Inc., Equinix Singapore Pte Ltd; Equinix Europe Ltd; Equinix (UK) Ltd; Equinix (Luxembourg) Investments S.à r.l..; Equinix (Luxembourg) Investments S.à r.l. Hong Kong Branch; Equinix (Luxembourg) Holdings S.à r.l.; EQIX (Global Holdings) C.V.; and Equinix (EMEA) B.V. (each, a “Subsidiary” and, together, the “Subsidiaries”) are the direct and indirect subsidiaries of the Company that are material to the business of the Company and its subsidiaries taken as a whole. Each of the Subsidiaries and the Telecity Parties has been duly organized and is an existing business entity in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; and each Subsidiary and each Telecity Party is duly qualified to do business as a foreign business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or in good standing would not have a Company Material Adverse Effect; all of the issued and outstanding capital stock or equity interests, as applicable, of each subsidiary of the Company and Telecity has been duly authorized and validly issued and is fully paid and nonassessable. The Company or Telecity, as applicable, owns all of the shares of capital stock or equity interests, as applicable, of each subsidiary of the Company or Telecity, as applicable, directly or through subsidiaries, free from liens, encumbrances and defects, except as pledged pursuant to financing agreements as disclosed in the Disclosure Package and the Final Prospectus, except as to less than 1% of the outstanding shares of Telecity Group France SA, a subsidiary of Telecity, held by certain Telecity employees. The Subsidiaries are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(i) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in, as applicable, the Disclosure Package and the Final Prospectus. All outstanding shares of capital stock of the Company have been duly authorized and validly issued, fully paid and nonassessable and conform as to legal matters to the description thereof contained in or incorporated by reference into, as applicable, the Preliminary Prospectus and the Final Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities. As of September 30, 2015, except as disclosed in the Disclosure Package and the Final Prospectus, neither the Company nor any of the Subsidiaries has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. All outstanding shares of capital stock and options and other rights to acquire capital stock have been issued in compliance with the registration and qualification provisions of all applicable securities laws and were not issued in violation of any preemptive rights, rights of first refusal or other similar rights.

(j) Except as disclosed in the Disclosure Package and the Final Prospectus or as have been validly waived, there are no contracts, agreements or understandings involving the Company granting to any person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(k) The Securities have been duly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly and validly issued and will be fully paid and non-assessable and conform to descriptions thereof in the Disclosure Package and the Final Prospectus; and the issuance of the Securities is not subject to any statutory, preemptive or other similar contractual rights to subscribe for the Securities.

(l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except such as have been obtained and made under the Act, the Exchange Act or such as may be obtained under state securities or blue sky laws in connection with the offer and sale of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Final Prospectus.

(m) The execution and delivery by the Company of, and performance by the Company of its obligations under, this Agreement, and the consummation of the transactions contemplated herein and therein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject (except a breach, violation or default that would not have a material adverse effect on the execution and delivery by the Company of, and performance by the Company of its obligations under, this Agreement, and the consummation of the transactions contemplated herein and therein), or the charter or by-laws of the Company or any such Subsidiary.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, the Company, the Subsidiaries and the Telecity Parties hold title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that are reasonably likely to result in a Company Material Adverse Effect; and the Company, the Subsidiaries and the Telecity Parties hold any leased real or personal property under valid and enforceable leases with no exceptions that are reasonably likely to result in a Company Material Adverse Effect.

(p) The Company, the Subsidiaries and the Telecity Parties possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, or, as applicable, any of the Telecity Parties, would individually or in the aggregate have a Company Material Adverse Effect.

(q) No labor dispute with the employees of the Company, any of the Subsidiaries or any Telecity Party exists or, to the knowledge of the Company, is imminent that might have a Company Material Adverse Effect.

(r) The Company, the Subsidiaries and the Telecity Parties own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, the “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of the Subsidiaries, or, as applicable, any Telecity Party, would individually or in the aggregate have a Company Material Adverse Effect.

(s) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, none of the Company, any of the Subsidiaries or any of the Telecity Parties (A) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, the “Environmental Laws”), (B) owns leases or operates any real property contaminated with any substance that is subject to any Environmental Laws, (C) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (D) is subject to any claim relating to any Environmental Laws, in each case which violation, contamination, liability or claim would individually or in the aggregate have a Company Material Adverse Effect; and the Company is not aware of any pending or threatened investigation which is reasonably expected to lead to such a claim. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that might have a Company Material Adverse Effect.

(t) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of the Subsidiaries, any of the Telecity Parties, or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, or, as applicable, any Telecity Party, would individually or in the aggregate have a Company Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the transactions contemplated by this Agreement; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated.

(u) The financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their consolidated statements of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in the Registration Statement present fairly the information required to be stated therein. The selected financial data set forth in the Disclosure Package, the Final Prospectus and Registration Statement fairly present on the basis stated in the Disclosure Package, the Final Prospectus and the Registration Statement, respectively, the information included therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Disclosure Package, the Final Prospectus and the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(v) To the knowledge of the Company, the financial statements of Telecity and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement present fairly, in all material respects, the financial position of Telecity and its consolidated subsidiaries as of the dates shown and their consolidated statements of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with International Financial Reporting Standards applied on a consistent basis. The pro forma financial information, including the pro forma financial statements and the related notes thereto, included in the Disclosure Package, the Final Prospectus and the Registration Statement have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable. The assumptions used in preparing such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(w) Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Final Prospectus (i) there has not occurred any Company Material Adverse Effect, or any development or event that would reasonably be expected to involve a prospective Company Material Adverse Effect, and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(x) None of the Company, any of the Subsidiaries or any of the Telecity Parties is currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected except to the extent that such breach or default would not have a Company Material Adverse Effect.

(y) The documents incorporated by reference into the Disclosure Package and the Final Prospectus, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act; and any further such documents incorporated by reference will, when they are filed, conform in all material respects with the requirements of the Exchange Act.

(z) The Company, each of the Subsidiaries and each of the Telecity Parties is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Company, any such Subsidiary or any such Telecity Party has been refused any insurance coverage sought or applied for; and none of the Company, any such Subsidiary or any such Telecity Party has any reason to believe, absent a significant change in overall insurance market conditions, that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Company Material Adverse Effect.

(aa) (i) PricewaterhouseCoopers, LLP (US), which has certified certain consolidated financial statements of the Company and its subsidiaries, is the independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and as required by the Act; and (ii) PricewaterhouseCoopers, LLP (UK), which has certified certain consolidated financial statements of Telecity and its subsidiaries, are independent certified public accountants with respect to Telecity and its subsidiaries under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (“AICPA”), and its rulings and interpretations.

(bb) The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the

Disclosure Package, the Final Prospectus and the Registration Statement is prepared in accordance with the Commission’s rules and guidelines applicable thereto; the Company and the Subsidiaries’ internal controls over financial reporting are effective and the Company and the Subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(cc) None of the Company or any of its subsidiaries, or, to the knowledge of the Company, any of the Telecity Parties, or any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company, any of its subsidiaries or any of the Telecity Parties has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries and the Telecity Parties have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(dd) The operations of the Company and its subsidiaries and the Telecity Parties are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company, any of its subsidiaries or any of the Telecity Parties conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its subsidiaries or any of the Telecity Parties with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ee) None of the Company or any of its subsidiaries, or, to the knowledge of the Company, any of the Telecity Parties, or any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company, any of its subsidiaries or any of the Telecity Parties is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s

Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries or any of the Telecity Parties located, organized or resident in a country or territory that is the subject or target of Sanctions, including without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimean region of the Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as Underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company, its subsidiaries and the Telecity Parties have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ff) None of the Company nor any of the Subsidiaries has taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities. Except as permitted by the Act and furnished and consented to by the Underwriters prior to distribution, the Company has not distributed any registration statement, preliminary prospectus, prospectus or other offering material in connection with the offering and sale of the Securities.

(gg) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

(hh) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be, an “investment company” as defined in the Investment Company Act.

(ii) Except as disclosed in the Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment as a result of the transactions contemplated by this Agreement.

(jj) On and immediately after the Closing Date, the Company (after giving effect to the issuance and sale of the Securities, and the other transactions related thereto as described in each of the Disclosure Package and the Final Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business;

(iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Disclosure Package and the Final Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(kk) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Disclosure Package and Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ll) The Company and its directors and officers are in material compliance with the applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule II hereto at the same purchase price per share as the Underwriters will pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on each share of the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. Schedule II sets forth the number of Option Securities to be purchased by each Underwriter.

3. Delivery and Payment.

(a) Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(b) If the option provided for in Section 2(b) hereof is exercised after the second Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, c/o J.P. Morgan Securities LLC at 383 Madison Avenue, New York, New York and c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company and the several Underwriters agree that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or amendment or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus and the latest Preliminary Prospectus used prior to the Execution Time, other than in connection with the senior notes offered pursuant to the Debt Offering. The Company will cause the Final Prospectus, properly completed, and any amendment or supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any amendment or supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, which amendment shall be in a form approved by the Representatives, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any amendment or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) [Reserved].

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package in a form approved by the Representatives to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the

Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) Each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Final Prospectus, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(j) For a period of 90 days after the date hereof, the Company will not, without the prior written consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise provided, however, that this section will not prohibit (A) the issuance of the Securities to be sold hereunder, (B) the issuance of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to equity incentive plans or employee stock purchase plans in effect on the date hereof or assumed in connection with the Company’s acquisition of Telecity, (C) any shares of Common Stock issuable upon the conversion of the Company’s convertible subordinated notes outstanding on the date hereof; (D) any shares of Common Stock to be issued as consideration in connection with the Company’s acquisition of Telecity pursuant to the Company’s acquisition of Telecity; (E) the sale or issuance of or entry into an agreement to sell or issue shares of Common Stock or any securities convertible into or exchangeable for Common Stock in connection with the Company’s acquisition of one or more businesses, products or technologies (whether by means of merger, stock purchase, asset purchase or otherwise) or in connection with joint ventures, commercial relationships or other strategic transactions, provided that the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this clause (E) (exclusive of any shares of Common Stock described in clause (D) above) may not exceed 5% of the total number of shares of Common Stock outstanding immediately following the completion of the transactions contemplated by this Agreement and provided further that the Company shall cause each recipient of such shares to execute and deliver to you, on or prior to such issuance, a “lock-up” agreement, substantially in the form of Exhibit B hereto; and (F) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity incentive plans or employee stock purchase plans or any assumed employee benefit plan contemplated by clause (D) or clause (E).

(k) [Reserved].

(l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(m) The Company agrees to pay the costs and expenses relating to the following matters: (i) except as set forth in Section 5(m), the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities;

(ii) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (iii) the registration of the Securities under the Exchange Act and the listing of the Securities on the NASDAQ Global Select Market; (iv) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (v) the transportation and other expenses incurred by or on behalf of Company representatives (but not the Underwriters) in connection with presentations to prospective purchasers of the Securities; (vi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (vii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(n) The Underwriters agree to pay all out-of-pocket expenses of the Company payable to the financial printer in connection with the offering and the sale of the Securities.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b) The Representatives shall have received (i) the opinion and negative assurance letter of Davis Polk & Wardwell LLP, outside counsel for the Company, dated the Closing Date and addressed to the Representatives, to the effect as set forth on Exhibit A hereto, (ii) the opinion of Brandi Galvin Morandi, Esq., Chief Legal Officer of the Company, dated the Closing Date and addressed to the Representatives, to the effect set forth on Exhibit C hereto, and (iii) the opinion of Sullivan & Worcester LLP, special tax counsel for the Company, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c) The Representatives shall have received from Cahill Gordon & Reindel llp, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) , there has been no material adverse effect on the condition (financial or other), business, properties or results of operation of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(e) The Representatives shall have received from PricewaterhouseCoopers, LLP (US), at the Execution Time and at the Closing Date, “comfort” letters (which may refer to letters previously delivered to the Representatives), dated respectively as of the Execution Time and as of the Closing Date and each in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort” letters to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in each of the Disclosure Package and the Final Prospectus, confirming that PricewaterhouseCoopers, LLP (US) is an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission and the PCAOB; provided that the “comfort” letter delivered on the Closing Date shall use a “cut-off” date no more than two Business Days prior to the Closing Date.

(f) The Representatives shall have received from PricewaterhouseCoopers, LLP (UK), at the Execution Time and at the Closing Date, “comfort” letters (which may refer to letters previously delivered to the Representatives), dated respectively as of the Execution Time and as of the Closing Date and each in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort” letters to underwriters with respect to the financial statements and certain financial information of Telecity and its subsidiaries contained or incorporated by reference in each of the Disclosure Package and the Final Prospectus, confirming that PricewaterhouseCoopers, LLP (UK) are independent certified public accountants with respect to Telecity and its subsidiaries under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (“AICPA”), and its rulings and interpretations; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than two Business Days prior to the Closing Date.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j) At or prior to the Execution Time, the Company shall have furnished to the Representatives executed copies of “lock-up” agreements from each executive officer and director of the Company listed on Schedule IV hereto, each in the form of Exhibit B hereto.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the

Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel llp, counsel for the Underwriters, at 80 Pine Street, New York, New York 10005, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange

Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the information contained under the heading “Underwriting” in the Disclosure Package and the Final Prospectus in (x) the sentences related to concessions and reallowances, (y) the paragraph related to stabilization, syndicate covering transactions and penalty bids and (z) the sentences relating to risk management and hedging policies of certain Underwriters or their affiliates who have lending relationships with the Company (for the avoidance of doubt, such sentences begin with the words “Certain of those underwriters or their affiliates routinely hedge,...”) constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Registration Statement, Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to any admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. In no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each affiliate, director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations and not joint.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company other than as set forth in the last sentence of Section 11. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NASDAQ Global Select Market or trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or its affiliates or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(l), 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, (a) if sent to the Representatives, will be mailed, delivered or telefaxed to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk; and to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730) or (b) if sent to the Company, will be mailed, delivered or telefaxed to the Chief Legal Officer, (650) 598-

6913, and confirmed to it at One Lagoon Drive, Fourth Floor, Redwood City, California 94065, Attention: the Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No fiduciary duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in the introductory paragraph of this Agreement contained in the Registration Statement at the Execution Time and all documents incorporated by reference therein.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final pricing information set forth on Schedule I hereto and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean the initial date and time that the Registration Statement becomes effective and the date and time that any post-effective amendment or amendments thereto became or become effective prior to completion or termination of the offering of the Securities to the public pursuant thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 9:15 p.m. (New York City time) on November 18, 2015.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time and all documents incorporated by reference therein, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus and any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus and all documents incorporated by reference therein, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits, financial statements, any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended and, in each case, all documents incorporated by reference therein.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Equinix, Inc.

By:	/s/ Keith Taylor
Name: Keith D. Taylor
Title: Chief Financial Officer

[Equinix – Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date specified in Schedule I hereto.

J.P. Morgan Securities LLC

By: J.P. Morgan Securities LLC

By:	/s/ Alice Takhtajan
Name: Alice Takhtajan
Title: Managing Director

For itself and the other several

Underwriters named in

Schedule II to the foregoing Agreement.

[Equinix – Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby

confirmed and accepted as of the

date specified in Schedule I hereto.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Sumit Mukherjee
Name: Sumit Mukherjee
Title: Managing Director

For itself and the other several

Underwriters named in

Schedule II to the foregoing Agreement.

[Equinix – Signature Page to Underwriting Agreement]

SCHEDULE I

Title, Purchase Price and Description of Securities:

Title: Common Stock, $0.001 par value per share

Number of Underwritten Securities: 2,604,167

Purchase Price: $277.20

Price to Public: $288.00.

Closing Date, Time and Location:     November 24, 2015 at 9:00 a.m. New York City time at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005.

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased	Number of Option Securities to be Purchased
J.P. Morgan Securities LLC	781,251	117,188
Merrill Lynch, Pierce, Fenner & Smith Incorporated	390,625	58,594
Citigroup Global Markets Inc.	260,417	39,062
RBC Capital Markets, LLC	214,844	32,227
Barclays Capital Inc.	214,844	32,227
TD Securities (USA) LLC	182,291	27,344
ING Financial Markets LLC	169,270	25,390
Mitsubishi UFJ Securities (USA), Inc.	143,230	21,484
HSBC Securities (USA) Inc.	117,188	17,578
Evercore Group L.L.C.	78,124	11,719
BTIG, LLC	52,083	7,812
Total	2,604,167	390,625

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

SCHEDULE IV

Thomas Bartlett

Gary Hromadko

Scott Kriens

William Luby

Irving Lyons III

Christopher Paisley

Stephen Smith

Peter Van Camp

Keith Taylor

Charles Meyers

Sara Baack

Samuel Lee

Eric Schwartz

Karl Strohmeyer

Exhibit A

FORM OF OPINION OF DAVIS, POLK & WARDWELL LLP

Exhibit B

[Form of Lockup Agreement]

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

As Representatives of the several Underwriters

Ladies and Gentlemen:

This letter is being delivered to J.P. Morgan Securities LLC (“JPMorgan”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill” and, together with JPMorgan, the “Representatives”) in connection with the proposed underwriting agreement (the “Underwriting Agreement”), dated of even date hereof, between Equinix, Inc., a Delaware corporation (the “Company”), and the Representatives, as representatives of a group of Underwriters named therein, relating to the underwritten public offering of Common Stock, $0.001 par value (the “Common Stock”) of the Company (the “Common Stock Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees that, for a period of 90 days after the date of the Underwriting Agreement (the “Restricted Period”), without the prior written consent of the Representatives, the undersigned will not (i) offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules of the Securities and Exchange Commission, [provided that securities owned by Crosslink Capital, Inc. or Crossover Fund VI Management, L.L.C. shall not be considered beneficially owned by the undersigned] (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such

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transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift or gifts other than transfers as a charitable contribution described in (G) below, (B) transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to the spouse, domestic partner, parent, child or grandchild (each, an “immediate family member”) of the undersigned or any trust for the direct or indirect benefit of the undersigned or the immediate family members of the undersigned; (C) transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to any corporation, partnership, limited liability company, investment fund or other entity, in each case controlled, or under common control with, the undersigned or the immediate family members of the undersigned; (D) transfers of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or an immediate family member of the undersigned; (E) distributions of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to members, limited partners or stockholders of the undersigned; (F) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to a domestic relations order, divorce decree or court order; (G) transfers of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock as a charitable contribution up to an aggregate of 2,000 shares of Common Stock; (H) the transfer of shares of Common Stock or any security convertible into Common Stock to the Company, or the withholding of shares of Common Stock by the Company, in connection with a vesting event of the Company’s securities outstanding on the date hereof granted pursuant to a stock incentive plan or stock purchase plan described in the final prospectus supplement and accompanying prospectus related to the Common Stock Offering (the “Final Prospectus Supplement”), to cover tax withholding obligations or the payment of taxes due in connection with the vesting event, provided that any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the purpose of such transfer is to cover such tax withholding obligations or the payment of taxes due in connection with the vesting event, and provided further that no other public announcement shall be required or shall be made voluntarily in connection with such transfer; (I) the transfer of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock to the Company upon the exercise of options to purchase the Company’s securities outstanding as of the date hereof or pursuant to a stock incentive plan or stock purchase plan described in the Final Prospectus Supplement, including on a “cashless” or “net exercise” basis, provided that the shares received upon exercise shall continue to be subject to the restrictions on transfer set forth in this Letter Agreement and provided, further that any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise of a stock option, that no shares were sold by the reporting person and that the shares received upon exercise of the stock option are subject to a lock-up letter agreement with the Underwriters of the Public Offering, and provided further that no other public announcement shall be required or shall be made voluntarily in connection with such transfer; (J) the transfer of shares of Common Stock to the Company pursuant to agreements

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under which the Company has the option to repurchase such shares upon termination of service of the undersigned, provided that any public report or filing required to be made under Section 16(a) of the Exchange Act shall clearly indicate that the filing relates to the transfer of shares pursuant to such agreements, and provided further that no other public announcement shall be required or shall be made voluntarily in connection with such transfer; and (K) a merger, consolidation or other similar transaction involving a Change of Control of the Company and approved by the Company’s board of directors, provided that, in the event that such Change of Control transaction is not completed, this clause (K) shall not be applicable and the undersigned’s shares shall remain subject to the restrictions contained in this letter agreement; provided that in the case of any transfer or distribution pursuant to clauses (A) through (F), each transferee, donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement; and provided, further, that in the case of any transfer or distribution pursuant to clause (A) through (F), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period); and provided, further, that in the case of any transfer or distribution pursuant to clause (G), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made on or after February 16, 2016).

Notwithstanding anything to the contrary herein, the foregoing restrictions shall not apply to (i) the establishment or entry into a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sales or disposition of shares of Common Stock, provided that such plan does not permit the transfer of any Common Stock during the Restricted Period and that to the extent that a public announcement or filing under the Exchange Act (including, without limitation, any Form 144), if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period and the Representatives shall receive notice of such public announcement or public filing at least two business days prior to such public announcement or filing; or (ii) transactions made pursuant to the terms of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that such plan was established and in existence prior to the date hereof.

“Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Common Stock Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold at least 90% of the outstanding voting securities of the Company (or the surviving entity) and, for the avoidance of doubt, the Common Stock Offering is not a Change of Control.

The undersigned understands that the Company and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the Common Stock Offering.

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The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Common Stock Offering actually occurs depends on a number of factors, including market conditions. Any public offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

If for any reason: either (i) the Underwriting Agreement has not been signed prior to December 31, 2015, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), or (iii) the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Common Stock Offering, then this Letter Agreement shall automatically be terminated.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and constructed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

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Exhibit C

FORM OF OPINION OF THE GENERAL COUNSEL